UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017

INC RESEARCH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36730	27-3403111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Beechleaf Court, Suite 600
Raleigh, North Carolina	27604-1547
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act of 1933 (the “Securities Act”) (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 (the “Exchange Act”) (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2017, Michael A. Bell ceased to be the President, Commercial Division of INC Research Holdings, Inc., a Delaware corporation (the “Company”), but will continue to serve the Commercial Division in a non-executive employee role for a four month transition period and will continue to serve as Chairman of the Board of Directors of the Company.

The foregoing is qualified in its entirety by reference to the letter agreement entered into between the Company and Michael A. Bell on December 5, 2017, which is attached to this Current Report as Exhibit 10.1 and which is incorporated by reference in its entirety into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated December 5, 2017, between INC Research Holdings, Inc. and Michael A. Bell.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INC RESEARCH HOLDINGS, INC.

Date: December 7, 2017	By:	/s/ Christopher L. Gaenzle
		Name:	Christopher L. Gaenzle
		Title:	Chief Administrative Officer, General Counsel and Secretary